EXHIBIT 3.163

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 AM 09/20/2004
FILED 10:45 AM 09/20/2004
SRV 040676764 - 3856670 FILE

CERTIFICATE OF
LIMITED PARTNERSHIP OF
RADNOR PROPERTIES-200 RC HOLDINGS, L.P.

          This Certificate of Limited Partnership of Radnor Properties-200 RC Holdings, L.P., a Delaware limited partnership (the “Partnership”), is being executed for the purpose of establishing the limited partnership.

          It is, therefore, certified and agreed as follows:

          1. Name. The name of the partnership will be:

RADNOR PROPERTIES-200 RC HOLDINGS, L.P.

          2. Registered Office and Agent. The registered office of the partnership in the state of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent of the partnership for service of process at such address is Corporation Service Company.

          3. Name and Mailing Address of General Partner. The name and mailing address of the general partner is as follows:

RADNOR GP-200 RC HOLDINGS, L.L.C.
4100 One Commerce Square
2005 Market Street
Philadelphia, PA 19103

          IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 20th day of September, 2004.

RADNOR PROPERTIES-200 RC HOLDINGS, L.P.

By:	Radnor GP-200 RC Holdings, L.L.C, its sole general partner

	By:	TRC Associates Limited Partnership, its sole member

		By:	TRC Realty, Inc.-GP II, its managing general partner

			By:	/s/ R. Bruce Balderson, Jr.

Name: R. Bruce Balderson, Jr.
Title: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:01 PM 02/24/2005
FILED 12:01 PM 02/24/2005
SRV 050154260 - 3856670 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
RADNOR PROPERTIES-200 RC HOLDINGS, L.P.

                    The undersigned, desiring to amend the Certificate of Limited Partnership of Radnor Properties-200 RC Holdings, L.P. (the “Limited Partnership”) pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, do hereby certify as follows:

                    FIRST:           The name of the Limited Partnership is Radnor Properties-200 RC Holdings, L.P.

                    SECOND:     Article 3 of the Certificate of Limited Partnership shall be amended to reflect:

                    The name and mailing address of the sole general partner is:

Brandywine Radnor 200 Holdings LLC
c/o Brandywine Realty Trust
401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462

                    IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 22nd day of February, 2005.

BRANDYWINE RADNOR 200 HOLDINGS LLC
General Partner

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer